                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           -----------------------

                                  FORM 8-K/A


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

      DATE OF REPORT (Date of earliest event reported): December 21, 1999



                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
            (Exact name of registrant as specified in its charter)



           Commission File Number:   1934 Act File Number:  1-13174



                     Maryland                  54-1681655
          (State of other jurisdiction of   (I.R.S. Employer
           incorporation or organization)   Identification No.)

                 2345 Crystal Drive              22202
                  Crystal City, VA             (Zip Code)
                (Address of principal
                  executive offices)



      Registrant's telephone number including area code:   (703) 920-8500

Item 2.  Property Acquisitions
-------  ---------------------

   On January 13, 2000, Charles E. Smith Residential Realty L.P. ("the Operating Partnership"), of which Charles E. Smith Residential Realty, Inc. ("the Company") is the sole general partner, closed on its previously announced acquisition of Ocean View at Sunset Pointe ("Hollywood"), a five-building, 1,470 unit property located in Southeast Florida. The capitalized cost of approximately $102 million was funded with proceeds of $8 million from the sale of one multifamily asset, with the balance being drawn on the Company's line of credit.

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 24th day of January 2000.


                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.


                                       By:  /s/  W.D. Minami
                                           ------------------------------------
                                           W.D. Minami
                                           Senior Vice President and Chief
                                           Financial Officer of the Registrant



                                            /s/  Steven E. Gulley
                                           ------------------------------------
                                           Steven E. Gulley
                                           Chief Accounting Officer of the
                                           Registrant